                                                                  EXHIBIT 23(C)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Carpenter Technology Corporation of our report dated March 3, 1997, relating to the financial statements of Dynamet Incorporated, which appears in the Current Report on Form 8-K/A of Carpenter Technology Corporation dated May 13, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Pittsburgh, Pennsylvania

February 11, 1998

                                                                  EXHIBIT 23(C)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Carpenter Technology Corporation of our report dated February 17, 1997, except as to the notes titled "Significant Accounting Policies--Basis of Presentation," "Discontinued Operations" and "Segment Operations" which are as of February 3, 1998, relating to the financial statements of Talley Industries, Inc., which appears in the Current Report on Form 8-K/A of Carpenter Technology Corporation dated February 12, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP
Phoenix, Arizona

February 12, 1998